EXHIBIT 99.2

                           Monmouth Community Bancorp
                             Subscription Agreement

IMPORTANT: To subscribe for shares of Common Stock of Monmouth Community Bancorp, this Subscription Agreement, completed and signed, together with full payment by check payable to the order of "Monmouth Community Bancorp - Stock Offering," must be sent to:

                           Monmouth Community Bancorp
                                 Stock Offering
                                627 Second Avenue
                          Long Branch, New Jersey 07740


     We have delivered herewith our Prospectus dated __________, 2002 (the "Prospectus") pertaining to the offering by Monmouth Community Bancorp, a New Jersey corporation (the "Holding Company"), of up to 1,173,415 shares of the Holding Company's Common Stock, par value $.01 per share ("Common Stock"), at a price of $_____ per share. Subject to the terms and conditions set forth herein and in the Prospectus, the undersigned hereby irrevocably subscribes for and agrees to purchase the number of shares of Common Stock set forth on the signature page hereof.

     Offers to subscribe for shares of Common Stock must be made for a minimum of 100 shares, with the Holding Company reserving the right to accept a limited number of subscriptions for a lesser number of shares in its sole discretion. Subscriptions will be accepted until 5:00 p.m. on October 31, 2002, with the Holding Company, in its sole discretion, able to extend such date.

     Bancorp can accept this subscription for all or any portion of the shares of Common Stock subscribed for or it can, in its sole discretion, reject this subscription offer in full. Acceptance shall be effective when notice of acceptance executed by a duly authorized officer or agent of the Holding Company has been deposited in the United States Mail, postage prepaid, addressed to the undersigned at the address given on the signature page hereof.

     When executed by the undersigned and received and accepted by the Holding Company or its agents, this Subscription Agreement will be binding upon and enforceable against the undersigned and his, her or its heirs, executors, administrators, successors and assigns, as the case may be. The undersigned understands that this subscription may not be revoked, transferred or assigned, nor will the undersigned be entitled to the return of the subscription funds transmitted herewith unless and until the Holding Company rejects or cancels this subscription in full or in part.

     By executing this Subscription Agreement, the undersigned acknowledges and agrees to all of the terms and conditions of the offering as set forth in the Prospectus.

     The undersigned acknowledges that Bancorp reserves the right to reject any subscription, in its sole discretion, in whole or in part, for any reason whatsoever and/or to withdraw the


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offering, in whole or in part, at any time and/or to reduce the number of shares of Common Stock subscribed for hereunder.

     All subscription proceeds will be immediately available to the Holding Company upon acceptance of the subscription by the Holding Company. Any subscriber whose subscription is rejected by the Holding Company shall have his, her or its funds returned to them, without interest. The Holding Company reserves the right to terminate the offering for any reason at any time.


     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties hereto.

                            SIGNATURE PAGE

Number of Shares                                Amount Enclosed
 Subscribed For      Price Per Share   (Number of Shares Subscribed for x $____)
------------------ -----------------   ----------------------------------------
__________________       $_____        _________________________________________


(If shares are to be registered to more than one name, please specify whether ownership is to be as "Tenants in Common" "Joint Tenants with Right of Survivorship and Not Tenants in Common" or "[____________________] under the New Jersey Uniform Gift to Minors Act." )


Subscriber (1)  Signature_______________________________________________________

PRINT/TYPE Name of Subscriber (1)_______________________________________________

Subscriber (1) Social Security Number or Tax I.D. Number________________________

Subscriber (1) Telephone   Day _____________________  Evening __________________

Subscriber (1) Fax         Day _____________________  Evening __________________

Address ________________________________________________________________________

________________________________________________________________________________

Dated:______________________________ , 2000


Subscriber (2)  Signature_______________________________________________________

PRINT/TYPE Name of Subscriber (2)_______________________________________________

Subscriber (2) Social Security Number or Tax I.D. Number________________________

Subscriber (2) Telephone   Day _____________________  Evening __________________

Subscriber (2) Fax         Day _____________________  Evening __________________

Address ________________________________________________________________________

________________________________________________________________________________

Dated:______________________________ , 2000



Unless otherwise indicated herein, and agreed to by the Holding Company, all shares of Common Stock will be issued in the name of the Subscriber(s). If other than the Subscriber(s), please indicate the exact name of the person or entity that the shares of Common Stock subscribed for herein should be registered.


_____________________________________(please print or type)

                                               ACCEPTED:

                                               MONMOUTH COMMUNITY BANCORP


                                         By:
                                              --------------------------
                                        Name:  James S. Vaccaro
                                       Title:  Chief Executive Office